EXHIBIT 10.16

MASTER LOAN AND
SECURITY AGREEMENT                                                [ * ]

1.0      PARTIES, COLLATERAL AND OBLIGATIONS

         1.1 This Agreement is dated as of January 28, 1997. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Willis Lease Finance Corporation ("Willis") & Terandon Leasing Corporation ("Terandon"), as CoBorrowers (collectively referred to herein as "Debtor") with offices at 180 Harbor Drive, Suite 200, Sausalito, California 94965 intending to be legally bound, hereby promises to pay to [ * ] (hereinafter called "Secured Party"), any amounts set forth on any Schedule to Master Loan and Security Agreement hereunder (the "Schedule(s)", all the terms of which are incorporated herein) and Terandon hereby grants a security interest in and assigns, transfers and sets over to Secured Party and to the successors and assigns thereof, the property specified in the Exhibit "A" hereto regarding engines hereunder wherever located, and any and all proceeds thereof, insurance recoveries, and all replacements, additions, accessions, accessories and substitutions thereto or therefor (hereinafter called the "Collateral"). The security interest granted hereby is to secure payment of any and all liabilities or obligations of Debtor to the Secured Party, matured or unmatured, direct or indirect, absolute or contingent, under this Agreement (all hereinafter called the "obligations" and/or the "liabilities").

         1.2 Assignment and Security Interest. Terandon hereby collaterally assigns, transfers and sets over to Secured Party, and Secured Party hereby acknowledges and consents to and takes collateral assignment of, the aircraft engine lease agreements as fully described on Exhibit "A" hereto, (collectively, the "Leases") and all of Terandon's right, title and interest in and to the property leased pursuant to the Leases (hereinafter called the "Engines") and all rights, powers and remedies therein. Each lessee which is a party to each such Lease (as described in more detail on Exhibit "A") shall be referred to herein as a "Lessee." Should an Event of Default (as defined herein) occur and continue, and after all applicable cure periods, Secured Party shall have the right, either in its own name, or in Terandon's name, to notify each Lessee that Secured Party should thereafter be regarded by such Lessee as Lessor under each Lease and that Terandon shall no longer have any right title or interest in or to such Lease, except with respect to Terandon's rights to recover from each Lessee any payments arising from either the general or tax indemnity provisions of the Leases or payments pursuant to liability insurance proceeds. Thereafter, Secured Party may take any action under the provisions of the Leases as assignee of Terandon's interest in such Leases in accordance with the terms thereof and subject to the rights of each Lessee, and may release any rights against, grant extensions of time to, and compromise claims with, each Lessee and may repossess and resell or release the Engines which are the subject thereof. Terandon and/or Willis will reimburse Secured Party for all expenses of collection and repossession incurred by Secured Party in connection with enforcing its rights hereunder, including but not limited to, reasonable attorney's fees, court costs, expenses of repossession and sale and interest on overdue payments. Terandon agrees that Secured Party may, upon reasonable prior notice and at a reasonable time, audit Terandon's books and records relating to the Leases and the Engines.

         1.3 Joint and Several Liability; Payment Terms. All obligations to make payments to Secured Party hereunder shall be considered as joint and several obligations of both Willis and Terandon regardless of the source of Collateral. The liability of Willis hereunder shall be limited to the obligation to make such payments in the event that Terandon fails to do so. Except insofar as Willis exercises control over Terandon, Willis shall have no obligations with respect to the Collateral. Interest shall be calculated on the basis of a 360-day year. All payments on any Schedule hereunder shall be made in lawful money of the United States at the post office address of the Secured Party or at such other place as the Secured Party may designate to Debtor in writing from time to time. In no event shall any Schedule hereunder be enforced in any way which permits Secured Party to collect interest in excess of the maximum lawful rate. Should interest collected exceed such rate, Secured Party shall refund such excess interest to Debtor. In such event, Debtor agrees that Secured Party shall not be subject to any penalties for contracting for or collecting interest in excess of the maximum lawful rate.

         1.4 Late Charge. If any of the obligations remains overdue for more than ten (10) days, Debtor hereby agrees to pay on demand, as a late charge, an amount equal to the lesser of (i) One percent (1.0%) of each such overdue amount; or (ii) the maximum percentage of any such overdue amount permitted by applicable law as a late charge. Debtor agrees that the amount of such late charge represents a reasonable estimate of the cost to Secured Party of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent Secured Party from exercising any other available rights and remedies.

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2.0      WARRANTIES AND COVENANTS OF DEBTOR Debtor hereby represents, warrants and covenants that:

         2.1 Business Organization Status and Authority. (i) Debtor is duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) Debtor has the lawful power and authority to own its assets and to conduct the business in which it is engaged; and to execute and comply with the provisions of this Agreement and any related documents; (iii) the execution and delivery of this Agreement and any related documents have been duly authorized by all necessary action; (iv) no authorization, consent, approval, license or exemption of, or filing or registration with, any or all of the owners of Debtor or any governmental entity in the United States of America was, is or will be necessary to the valid execution, delivery, performance or full enforceability of this Agreement and any related documents, except for appropriate Federal Aviation Authority filings and Uniform Commercial Code filings. Except as specifically disclosed to Secured Party, Debtor utilizes no trade names in the conduct of its business and/or has not changed its name within the past five years. Secured Party is advised that Willis Lease Finance Corporation does business as The Willis Group and was formerly known as Charles
F. Willis Company.

         2.2 Merger; Transfer of Assets. Debtor will not consolidate or merge with or into any other entity, liquidate or dissolve, distribute, sell, lease, transfer or dispose of all of its properties or assets or any substantial portion thereof other than in the ordinary course of its business, unless Debtor shall advise Secured Party of such event, and the surviving, or successor entity or the transferee of such assets, as the case may be, shall, at the time of such event: 1) have a tangible net worth which is equal to or greater than that of Debtor; and, 2) assume, by a written instrument which is legal, valid and enforceable against such surviving or successor entity or transferee, all of the obligations of Debtor under this Agreement to Secured Party or any affiliate of Secured Party.

         2.3 No Violation of Covenants or Laws. Except as previously disclosed, Debtor is not party to any agreement or subject to any restriction which materially and adversely affects its ability to perform its obligations under this Agreement and any related documents. The execution of and compliance with the terms of this Agreement and any related documents does not and will not (i) violate any provision of law, or (ii) conflict with or result in a breach of any order, injunction, or decree of any court or governmental authority or the formation documents of Debtor, or (iii) constitute or result in a default under any agreement, bond or indenture by which Debtor is bound or to which any of its property is subject, or (iv) result in the imposition of any lien or encumbrance upon any of Debtor's assets, except for any liens created hereunder or under any related documents.

         2.4 Accurate Information. To the best of Debtor's knowledge, all financial information submitted to the Secured Party in regard to Debtor or any shareholder, officer director, member, or partner thereof, or any guarantor of any of the obligations thereof, was prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately depicts the financial position and results of operations of Debtor or such other person, as of the respective dates or for the respective periods, to which such information pertains. To the best of Debtor's knowledge, Debtor had good and valid title to all the properties and assets reflected as being owned by it on any balance sheets of Debtor submitted to Secured Party as of the dates thereof subject to the liens of lenders which financed specific assets and further subject to the Leases described in 1.2 above.

         2.5 Judgments; Pending Legal Action. There are no judgments outstanding against Debtor, and there are no actions or proceedings pending or, to the best knowledge of Debtor, threatened against or affecting Debtor or any of its properties in any court or before any governmental entity which, if determined adversely to Debtor, would result in any material adverse change in the business, properties or assets, or in the condition, financial or otherwise, of Debtor or would materially and adversely affect the ability of Debtor to satisfy its obligations under this Agreement and any related documents.

         2.6 No Breach of Other Agreements; Compliance with Applicable Laws. To the best of Debtor's knowledge: 1) Debtor is not in breach of or in default under any loan agreement, indenture, bond, note or other evidence of indebtedness, or any other material agreement or any court order, injunction or decree or any lien, statute, rule or regulation; 2) the operations of Debtor comply with all laws, ordinances and governmental rules and regulations applicable to them; and, 3) Debtor has filed all Federal, state and municipal income tax returns which are required to be filed and has paid all taxes as shown on said returns and on all assessments billed to it to the extent that such taxes or assessments have become due. Debtor does not know of any other proposed tax assessment against it.


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         2.7 Sale Prohibited.  Except as to the interest in the Engines conveyed to the Lessees by virtue of the Leases and, subject to the reasonable approval of Secured Party any future leases, Debtor will not sell, dispose of or otherwise transfer the Collateral or any interest therein unless Debtor shall remit to Secured Party the pro rata share of the then principal balance attributable to that item of Collateral. All such future leases (along with all current Leases) shall be referred to herein as "Leases". All such future lessees (along with all current Lessees) shall be referred to herein as "Lessees".

         2.8 Operation of Collateral. Within Thirty (30) days after the end of each calendar quarter, Debtor will provide to Secured Party the most recent report received by Debtor from each Lessee as to the operation of each Engine.

         2.9 Perfection of Security Interest. Except for (i) the security interest granted hereby and (ii) the interest conveyed to Lessees by virtue of the Leases and any documents relating thereto, Debtor is, to the best of its knowledge, the owner of the Collateral free from any adverse lien, security interest or encumbrance. Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein. At the request of Secured Party, Debtor will execute, acknowledge and deliver to Secured Party in recordable or fileable form, any document or instrument reasonably required by Secured Party to further the purposes of this Agreement, or to perfect its interest in the Collateral or to maintain such perfected interest in full force and effect, including (without limitation) any financing statements and any amendments and continuation statements thereto pursuant to the Uniform Commercial Code, in form satisfactory to Secured Party, and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be reasonably necessary. Debtor hereby agrees that this Agreement shall be and constitute a financing statement for purposes of the Uniform Commercial Code.

         2.10 Insurance. At its expense, Debtor shall maintain or shall require each Lessee to maintain, in force, at all times from delivery of the Engines to Debtor and each Lessee until surrender thereof, insurance of types or amounts as required under each Lease, protecting Secured Party, as an additional insured, or loss payee, or both at the option of the Secured Party, and providing for Thirty (30) days advance written notice to Secured Party of modification or cancellation; provided however, that if any notice period specified above is not commercially available, such policies shall provide for as long a period of prior notice as is then commercially available. Debtor shall within Thirty (30) days of the date hereof for Leases to domestic Lessees and within Sixty (60) days of the date hereof for foreign Lessees (and, in each case, annually thereafter) deliver to Secured Party satisfactory evidence of such insurance coverage. In the event Debtor fails to provide satisfactory evidence of coverage within ten (10) days of a written request thereof by Secured Party, then Secured Party may, at Secured Party's option, in addition to any other rights available to Secured Party, obtain coverage, and any sum paid therefor by Secured Party shall be immediately due and payable to Secured Party by Debtor.

Without limitation of the insurance provisions set out in the preceding paragraph, it is agreed that Debtor will carry or cause to be carried at its own or at each Lessee's expense:

     (a) Comprehensive Airline liability (including, without limitation, passenger legal liability) insurance and property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Engines in an amount not less than $20,000,000 per occurrence; and,

     (b) Insurance against Loss or damage, consisting of all-risk hull insurance covering the Engines, and all-risk coverage of the Engines and parts while removed from any aircraft and not replaced by similar components. Such insurance shall at times while the Engines are subject to this Agreement be for not less than 41,500,000.00 in the aggregate for all Engines or a lesser amount equal to the then remaining balance due hereunder.

Any policies  carried in  accordance  with this  section  shall name the Secured
Party as an additional insured, without imposing upon Secured Party any liability to pay premiums with respect to such insurance. If any material change shall be made in the insurance that adversely affects the interest of Secured Party, any cancellation or change shall not be effective as to the Secured Party for thirty (30) days after receipt by Secured Party of written notice by such insurer; provided, however, that if any notice period specified above is not commercially available, such policies shall provide for as long a period of prior notice as is then commercially available. Such insurance shall be primary without any right of contribution from any other insurance that is carried by the Secured Party.

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         Insurance  payments for any property damage loss to the Engines will be applied in payment for repairs or for replacement property. All such insurance proceeds remaining after compliance with this section will be paid to the Debtor. During any period that any Engine is in storage and reasonable precautions have been taken to insure that the Engine will not be used or operated without the insurance required hereunder, Debtor may carry or cause to be carried, in lieu of the insurance otherwise required above, insurance otherwise conforming to that carried by Debtor or each Lessee for aircraft engines similar to the Engines in similar storage. Such insurance shall be in an amount equal to the lesser of the Initial Principal Balance allocated to such Engine as set forth on Exhibit "A" or the amount required pursuant to each Lease.

         2.11 Use, Location and Maintenance of the Collateral. Debtor may use and operate, or permit the use and operation of, the Engines within and without the continental limits of the United States of America. Debtor agrees not to knowingly suffer the Engines to be maintained, used or operated in violation of any law or any rule, regulation or order of any domestic or foreign governmental authority having jurisdiction over the Engines or registration relating to the Engines issued by any such authority. Debtor also agrees not to suffer the Engines to be used or operated, in any area not fully covered by each insurance policy in effect with respect to the Engines and required by the terms hereof. At its own risk, Debtor shall use or permit the use of the Engines. Debtor shall not use or permit the use of the Engines in any unintended, injurious or unlawful manner and shall not change or alter or permit the change or alteration of the Engines (except pursuant to the Leases or future leases) without Secured Party's written consent which shall not be unreasonably withheld. Debtor, at its own cost and expense, shall comply (or cause each Lessee to comply) with all applicable service, maintenance, repair and overhaul regulations, directives and instructions of applicable governmental authority, and all applicable maintenance, service, repair and overhaul manuals and service bulletins published by the manufacturers of the Engines or the accessories, equipment and parts installed on the Engines. Debtor shall maintain (or cause each Lessee to maintain) all records, logs and other materials required by the aeronautics authority to be maintained in respect to the Engines after delivery, regardless of upon whom such requirements are, by their terms, normally imposed. Debtor shall comply (or cause each Lessee to comply) with all laws of the jurisdiction in which the Engines may be operated and within all rules of the FAA and other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Engines, to the extent that such laws and rules affect the operation, maintenance or use of the Engines. In the event that such laws or rules require the alteration of the Engines, Debtor shall conform or obtain conformance therewith at no expense of Secured Party, and shall maintain (or cause each Lessee to maintain) the Engines in proper condition for operation under such laws and rules; provided, however, that Debtor may in good faith contest, or permit the Lessees to contest, the validity and application of any such law or rule in any reasonable manner which does not adversely affect the Engines or rights of Secured Party hereunder, or to the Engines. No technical or non-substantial non-compliance with the provisions of this paragraph shall be deemed a material breach if Debtor shall have obtained, or caused to be obtained, from the appropriate authorities permissions, extensions or continuances.

         2.12 Taxes and Assessments. Debtor will pay (or cause to be paid) promptly when due all taxes, assessments, levies, imposts, duties and charges, of any kind or nature, imposed upon the Collateral or for its use or operation or upon this Agreement or upon any instruments evidencing the obligations except for (i) taxes on Secured Party's net income, or (ii) taxes being contested in good faith.

         2.13 Financial Statements. Debtor shall furnish to Secured Party, within sixty (60) days of the end of each calendar quarter, the Form 10Q submitted by Debtor to the Securities and Exchange Commission for that quarter. Debtor shall furnish Secured Party within one hundred twenty (120) days after the close of each fiscal year of Debtor, its financial statements (including, without limitation, a balance sheet, a statement of income and surplus account and a statement of changes in financial position) for the immediately preceding fiscal year, setting forth the corresponding figures for the prior fiscal year in comparative form, all in reasonable detail without any qualification or exception deemed material by Secured Party. Such financial statements shall be prepared at least as a review by Debtor's independent certified accountants and, if prepared as an audit, shall be certified by such accountants. Debtor shall also furnish Secured Party with any other financial information reasonably deemed necessary by Secured Party. Each financial statement submitted by Debtor to Secured Party shall be accompanied by a certificate signed by the chief executive officer, the chief operating officer or the chief financial officer of Debtor, certifying that (i) such financial statement was prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately presents the Debtor's financial condition and results of operations for the period to which it pertains, and (ii) that no Event of Default has occurred under this Agreement during the period to which such financial statement pertains.

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3.0       EVENTS OF DEFAULT

         3.1 The following shall be considered Events of Default: (i) failure on the part of Debtor to promptly perform in complete accordance with its representations, warranties and covenants made in this Agreement, including, but not limited to, the payment of any liability, with interest, when due; (ii) the dissolution of Debtor; (iii) the filing of any petition or complaint under the Federal Bankruptcy Code or other federal or state acts of similar nature, by or against Debtor; or an assignment for the benefit of creditors by Debtor; (iv) an application for or the appointment of a Receiver, Trustee or Conservator, voluntary or involuntary, by or against Debtor or for any substantial assets of Debtor; (v) insolvency of Debtor under either the Federal Bankruptcy Code or applicable principles of equity; (vi) entry of judgment, issuance of any garnishment or attachment, or filing of any lien, claim (which can be reasonably substantiated) or government attachment against the Collateral in excess of Five Million Dollars ($5,000,000.00) in the aggregate which remains undischarged, unvacated, unbonded, or unstayed for more than Thirty (30) days; (vii) a material misrepresentation of fact has been made by Debtor in this Agreement or in any writing supplementary or ancillary hereto; or (viii) bankruptcy, insolvency, termination, dissolution or default of any guarantor for Debtor. Upon an Event of Default resulting from a material misrepresentation by Debtor, Secured Party shall be entitled to exercise its remedies immediately. Upon an Event of Default resulting from the failure on the part of Debtor in regard to the payment of any liability arising hereunder when due, Secured Party shall give Debtor ten (10) days written notice and an opportunity to cure. Upon any other Event of Default as set forth herein, Secured Party shall give Debtor thirty (30) days written notice and an opportunity to cure.

4.0      REMEDIES

         4.1 Upon the happening of any Event of Default which is not cured within the applicable grace period and at any time thereafter and subject to the Lessees' rights under the Leases: (i) all liabilities of Debtor shall, at the option of Secured Party, become immediately due and payable; (ii) Secured Party shall have and may exercise all of the rights and remedies granted to a secured party under the Uniform Commercial Code; (iii) should such Event of Default occur during the first year of this transaction Secured Party shall have the right, immediately, and without notice or other action, to set-off against any of Debtor's liabilities to Secured Party the Cash Collateral (as defined in the Schedule), and Secured Party shall be deemed to have exercised such right of set-off and to have made a charge against any such Cash Collateral immediately upon the occurrence of such Event of Default and the expiration of any applicable grace period, though actual book entries may be made at some time subsequent thereto; (iv) Secured Party may proceed with or without judicial process to take possession of all or any part of the Collateral; Debtor agrees that upon receipt of notice of Secured Party's intention to take possession of all or any part of said Collateral, Debtor will do everything necessary to make same available to Secured Party (including, without limitation, assembling the Collateral and making it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Debtor and Secured Party); and so long as Secured Party acts in a commercially reasonable manner, Debtor agrees to assign, transfer and deliver at any time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code and without limiting the scope of Secured Party's rights thereunder; (v) Secured Party may sell the Collateral at public or private sale or in any other commercially reasonable manner and, at the option of Secured Party, in bulk or in parcels and with or without having the Collateral at the sale or other disposition, and Debtor agrees that in case of sale or other disposition of the Collateral, or any portion thereof, Secured Party shall apply all proceeds first to all costs and expenses of disposition, including reasonable attorneys' fees, and then to Debtors obligations to Secured Party;
(vi) Secured Party may elect to retain the Collateral or any part thereof in satisfaction of all sums due from Debtor upon notice to Debtor and any other party as may be required by the Uniform Commercial Code. All remedies provided in this paragraph shall be cumulative. Secured Party may exercise any one or more of such remedies in addition to any and all other remedies Secured Party may have under any applicable law or in equity.

         4.2 Expenses; Disposition. Upon the occurrence of an Event of Default and until same is cured, all amounts due and to become due hereunder shall, without notice, bear interest at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate per annum which Secured Party is permitted by law to charge from the date such amounts are due until paid. Debtor shall pay all reasonable expenses of realizing upon the Collateral hereunder upon the occurrence of an Event of Default and the expiration of any applicable grace period and collecting all liabilities of Debtor to Secured Party, which expenses shall include reasonable attorneys' fees, whether or not litigation is commenced and whether incurred at trial, on appeal, or in any other proceeding. Any notification of a sale or other disposition of Collateral or of other action by Secured Party required to be given by Secured Party, will be sufficient if given personally, mailed, or delivered by facsimile machine or overnight carrier not less than five (5) business days prior to the day on which such sale or other disposition will be made or action taken, and such notification shall be deemed reasonable notice.

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5.0       MISCELLANOUS

         5.1 No Implied Waivers; Entire Agreement. The waiver by Secured Party of any default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular event of default and shall not operate as a waiver of any subsequent default. This Agreement and any Schedule hereunder are non-cancelable. No modification of this Agreement or waiver of any right of any party hereunder shall be valid unless in writing and signed by an authorized officer of the parties hereto. No failure on the part of Secured Party to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement and any Schedule hereunder (a "Transaction") embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the same subject matter.

         5.2 Choice of Law. This Agreement and the rights of the parties hereto shall be governed by applicable Federal law and the laws of the State of California. Any action arising out of this Agreement may be litigated under the laws of California and submitted to the non-exclusive jurisdiction of the courts of such state, and that service of process by certified mail, return receipt requested, will be sufficient to confer personal jurisdiction over the Debtor.

         5.3 Protection of the Collateral. At its option, upon the occurrence of an Event of Default and the expiration of any applicable grace period, Secured Party may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization. Any such payments made by Secured Party shall be immediately due and payable by Debtor and shall bear interest at the rate of Twelve percent (12%) per annum. Until the occurrence of an Event of Default and the expiration of any applicable grace period, Debtor may retain possession of the Collateral and use it in any lawful manner not inconsistent with the provisions of this Agreement and any other agreement between Debtor and Secured Party, and not inconsistent with any policy of insurance thereon.

         5.4 Binding Agreement; Time of the Essence. This Agreement shall take effect as a sealed instrument and shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns. Time is of the essence with respect to the performance of Debtor's obligations under this Agreement.

         5.5 Enforceability. Any term, clause or provision of this Agreement or of any evidence of indebtedness from Debtor to Secured Party which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining terms or clauses of such provision or the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, clause or provision in any other jurisdiction.

         5.6 Notices. Any notices or demands required to be given herein shall be given to the parties in writing by facsimile with an original sent via Federal Express (or other recognized express carrier) or by United States first class mail (express, certified or otherwise) at the addresses set forth on page 1 of this Agreement or to such other addresses as the parties may hereafter substitute by written notice given in the manner prescribed in this paragraph via facsimile.

         5.7 Discharge of the Agreement. This Agreement and the related Schedule and all agreements contained herein and therein shall cease and terminate when all the obligations of Debtor to Secured Party under the Agreement and the Schedule have been satisfied in full. Upon such termination and cessation of this Agreement and the Schedule, the Secured Party shall execute and deliver such instruments as shall be reasonably requested by Debtor (at Debtor's expense) to satisfy, discharge, release and clear the public record of the security interest granted to Secured Party in the Collateral under this Agreement and the Schedule. In addition, if an Engine is sold pursuant to
Section  2.7 of the  Agreement  or if the loan is  prepaid in part  pursuant  to
Section 6 of the Schedule and the Schedule is terminated with respect to that Engine pursuant to Section 8 of the Schedule, then Secured Party shall execute and deliver such instruments as shall be reasonably requested by Debtor (at Debtor's expense) to satisfy, discharge, release and clear the public record of the security interest granted to Secured Party in such Engine and any related Lease.

                                     [ * ]
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                                                                               7
6.0 ASSIGNMENT

         6.1 UPON THIRTY DAYS PRIOR NOTICE TO DEBTOR, SECURED PARTY MAY SELL OR ASSIGN ANY AND ALL RIGHT, TITLE AND INTEREST IT HAS IN THE COLLATERAL AND/OR ARISING UNDER THIS AGREEMENT, SUBJECT TO AND IN ACCORDANCE WITH THE TERMS OF THE LEASES AND ANY RELATED DOCUMENTS. DEBTOR SHALL, UPON THE DIRECTION OF SECURED
PARTY: 1) EXECUTE ALL DOCUMENTS REASONABLY NECESSARY TO EFFECTUATE SUCH ASSIGNMENT AND, 2) PAY DIRECTLY AND PROPERLY TO SECURED PARTY'S ASSIGNEE ALL AMOUNTS WHICH HAVE BECOME DUE UNDER THE ASSIGNED AGREEMENTS. SECURED PARTY'S ASSIGNEE SHALL HAVE ANY AND ALL RIGHTS, IMMUNITIES AND DISCRETION OF SECURED PARTY HEREUNDER AND SHALL BE ENTITLED TO EXERCISE ANY REMEDIES OF SECURED PARTY HEREUNDER. ALL REFERENCES HEREIN TO SECURED PARTY SHALL INCLUDE SECURED PARTY'S ASSIGNEE (EXCEPT THAT SAID ASSIGNEE SHALL NOT BE CHARGEABLE WITH ANY OBLIGATIONS OR LIABILITIES HEREUNDER OK IN RESPECT HEREOF).

         6.2 NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL NOT ASSIGN ITS INTEREST HEREUNDER PRIOR TO JUNE 1, 1998 AND, THEREAFTER, SHALL NOT ASSIGN ITS INTEREST HEREUNDER EXCEPT TO AN "INSTITUTIONAL" INVESTOR WHICH IS NOT A DIRECT COMPETITOR OF DEBTOR. IN THE EVENT THAT SECURED PARTY ASSIGNS ITS INTEREST HEREUNDER TO MORE THAN ONE SUCH INSTITUTIONAL INVESTOR, SECURED PARTY SHALL REMAIN RESPONSIBLE FOR SERVICING THIS AGREEMENT.

         6.3 EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, DEBTOR SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR ENTER INTO ANY AGREEMENT REGARDING ALL OR ANY PART OF THE COLLATERAL WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY WHICH SHALL NOT BE UNREASONABLY WITHHELD.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day set forth above.

[ * ]                                         WILLIS LEASE FINANCE CORPORATION

                                              By: /s/ Charles F. Willis
                                              -----------------------------
                                              An Authorized Officer Thereof



                                           TERANDON LEASING CORPORATION

                                           By:   /s/  Charles F. Willis
                                              -----------------------------
                                              An Authorized Officer Thereof

                                     [ * ]
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                Exhibit A To Master Loan and Security Agreement
                      Dated as of January 28, 1997 Between
  Terandon Leasing Corporation and Willis Lease Finance Corporation as Debtor
                                      and
                                     [ * ]

                                    ENGINES

Manufacturer            Model No. and Manufacturer's     Allocation of Initial
------------            ----------------------------     ---------------------
                        Serial No.                       Principal Balance and
                        ----------                       ---------------------
                                                         Cash Collateral
                                                         ---------------


General Electric         Model No. CF6-50C2                    4.82%
                         Serial No. 455423

Rolls Royce              Model No. RB-211-535-E-4              8.01%
                         Serial No. 30771

General Electric         Model No. CF6-50C2                    4.77%
                         Serial No. 530114

Pratt & Whitney          Model No. JT9D-7J                     5.88%
                         Serial No. 685971

Pratt & Whitney          Model No. JT9D-7J                     5.96%
                         Serial No. P689462

General Electric         Model No. CF6-80C2B6                 10.16%
                         Serial No. 695444

Pratt & Whitney          Model No. JT9D-7R4D                   5.83%
                         Serial No. P709685

Pratt & Whitney          Model No. JT8D-219                    5.90%
                         Serial No. P718262

CFM International        Model No. CFM 56-3B-2                 6.14%
                         Serial No. 720190

CFM International        Model No. CFM-56-3B2                  3.65%
                         Serial No. 721397

CFM International        Model No. CFM 56-3C-1                 4.68%
                         Serial No. 725180

CFM International        Model No. CFM-56-3B-2                 3.14%
                         Serial No. 725192

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                                  Page 1 of 5

CFM International        Model No. CFM-56-3B2                  3.23%
                         Serial No. 725557

CFM International        Model No. CFM 56-5A3                 10.09%
                         Serial No. 731570

CFM International        Model No. CFM-56-3C1                  4.53%
                         Serial No. 856173
                         (Previous Serial No. 620173)

CFM International        Model No. CFM-56-3C1                  4.45%
                         Serial No. 856256

General Electric         Model No. CF6-50C2                    4.84%
                         Serial No. 455788

Pratt & Whimey           Model No. JT8D-219                    3.91%
                         Serial No. P718210D



              [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

(Pages 3, 4 and 5 of 5) [ * ]

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

SCHEDULE TO MASTER LOAN                                       [ * ]
AND SECURITY AGREEMENT

                        Willis Lease Finance Corporation
                         & Terandon Leasing Corporation
                          180 Harbor Drive, Suite 200
                          Sausalito, California 94965



$41,500,000.00          Effective Date ______________    Loan Transaction Number

1. THIS SCHEDULE is made between Willis Lease Finance Corporation & Terandon Leasing Corporation, as Co-Debtors, (referred to herein as "Debtor") and [ * ] (which, together with its successor and permited assigns, will be called the "Secured Party") pursuant to the Master Loan and Security Agreement dated as of January 28, 1997 (the "Loan Agreement"), the terms of which (including the definitions) are incorporated herein. If any terms hereof are inconsistent with the terms of the Loan Agreement, the terms hereof shall prevail.

2. FOR VALUE RECEIVED, Debtor hereby promises to pay to the order of Secured Party the principal amount of Forty-One Million, Five Hundred Thousand and 00/100 Dollars ($41,500,000.00) with interest on any outstanding principal balance at the rate(s) specified herein from the Effective Date hereof until this Schedule shall have been paid in full, in accordance with the following payment schedule: Eleven (11) installments of $520,705.65 each, including the entire amount of interest accrued on this Schedule at the time of payment of each installment, followed by one installment of approximately $38,104,879.49 (the "Final Installment"), including the entire amount of interest accrued on this Schedule at the time of payment of such Final Installment (this Twelve (12) month period shall be referred to herein as the "Initial Term"). The first payment shall be due on April 1, 1997 and a payment shall be due on the same day of each succeeding month thereafter until the entire principal and interest have been paid. The Final Installment shall be due on March 1, 1998. At the time of the Final Installment hereon, all unpaid principal and interest shall be due and owing. Each payment shall be applied first to accrued and unpaid interest, and the balance to the outstanding principal hereof. Simultaneously with and in addition to the first installment due hereunder, Debtor shall pay per diem interest in the total amount of $65,372.63, based upon per diem interest of $7,263.63 per day from February 20, 1997 through, and including, February 28, 1997.

3. EXTENDED TERM OPTION. Debtor may elect to pay the Final Installment over a 72 month term (the "Extended Term"). Debtor shall notify Secured Party in writing of such election not less than Thirty (30) days prior to the date on which such Final Installment is due. In connection with such notification, Debtor shall pay to Secured Party a fee in the amount of .625% of the amount of the Final Installment. The first payment due during the Extended Term shall be due on March 1, 1998 and a payment shall be due on the same day of each succeeding month thereafter until the entire principal and interest have been paid. The final installment during the Extended Term shall be due on February 1, 2004.

4 [ * ]

5 FLOATING RATE ADJUSTMENTS. During the Extended Term, Secured Party may, from time to time, increase or decrease the amount of unpaid installments to an amount Secured Party deems necessary to amortize the outstanding principal balance of this Schedule by the due date of the last installment. Secured Party shall notify Debtor of each such change in writing. Whether or not the installment amount is increased or decreased, Debtor understands that, as a result of increases or decreases in the rate of interest in accordance herewith, the Final Installment and/or the last installment due during the Extended Term may be substantially more or substantially less than the amount originally estimated.

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

6. PREPAYMENT. This Schedule may be prepaid in whole or in part at any time without penalty. In connection with partial prepayments, Debtor shall remit to Secured Party the pro rata share of the then principal balance attributable to the item of Collateral with respect to which this Schedule is being prepaid. Upon receipt of such partial prepayment, Secured Party shall remit to Debtor a portion of the Cash Collateral (as defined in Paragraph 9) equal to the percentage reduction in the then outstanding principal balance.

7. COLLATERAL DESCRIPTION. The following property is hereby made Collateral for all purposes under the Loan Agreement:

     Those certain Aircraft Engine Lease Agreements between Terandon Leasing Corporation as Lessor and various Lessees (the "Lessees") all more particularly described on Exhibit "A" attached to the Loan Agreement (the "Leases"), and related schedules, documents, and proceeds thereof, including but not limited to, all rents, engine reserve payments, security deposits and all other sums whatsoever payable by Lessees to Lessor in regard to the following Aircraft Engines and subject to the rights of the Lessees under such Leases.

     Eighteen (18) Aircraft Engines as more particularly described on Exhibit "A" (the "Engines") complete as equipped including, but not limited to, all accessories, improvements, components, furnishings, substitutions, additions, replacements, parts, tools, equipment, and books and records now or hereafter affixed to or used in connection with such Engines. As well as all income, rents, lease payments, rates, fees, accounts receivable, and proceeds (including any recoveries from physical damage insurance), whether now existing or hereafter arising, plus any and all interest in such Engines whether or not such Engines are or may be construed as inventory of Terandon Leasing Corporation.

8. ALLOCATION OF INITIAL PRINCIPAL BALANCE. Debtor and Secured Party agree that, for purposes of this Schedule and the Loan Agreement, each of the Engines shall be valued at the amount set forth on Exhibit "A" and that, Debtor may terminate this Schedule with respect to any Engine by paying to Secured Party an amount equal to the proportionate share of that Engine to the total amount advanced hereunder multiplied by the then outstanding principal balance of this Schedule.

9. CASH COLLATERAL. As additional collateral security for this transaction, Debtor hereby pledges to Secured Party all of Debtor's right, title and interest in and to the amounts deposited in an account titled Terandon Leasing Corporation Maintenance Reserve Deposit Account, Account Number 750-46051-2, located at Marine Midland Bank, Buffalo, New York, ABA Number 021-001-088 (the "Account").

Immediately following funding by Secured Party in the amount of $41,500,000, Debtor shall deposit with (or cause to be deposited with) Secured Party the sum of Eight Million Dollars ($8,000,000) to be held by Secured Party as additional collateral security for this transaction during the Initial Term (the "Cash Collateral"). Upon receipt of the Cash Collateral by Secured Party, Secured Party shall advise Marine Midland Bank that Secured Party has no further interest in the Account and Debtor's pledge of such Account to Secured Party shall terminate without any other or further action on the part of Debtor or Secured Party.

The Cash Collateral is pledged by Debtor to Secured Party as security for all Debtor's obligations during the Initial Term under the Loan Agreement and this Schedule. In the event that, during the Initial Term, an Event of Default should occur and continue beyond any applicable grace period, Secured Party may apply the Cash Collateral to cure any such Event of Default, and upon such application, Debtor shall immediately restore to Secured Party the full value of such Cash Collateral. At the end of the Initial Term, Secured Party shall apply the Cash Collateral against the Final Installment unless Debtor elects to extend the term hereof. At the commencement of the Extended Term, Secured Party shall have the option to either reduce the opening principal balance of the Extended Term by the amount of the Cash Collateral or to transfer such amount to an account in the name of Debtor, to be pledged by Debtor to Secured Party and held by Secured Party as an Engine Reserve.

10. ENGINE RESERVES. During the Initial Term, Debtor shall collect and use engine reserve payments from each Lessee in accordance with the terms and conditions of each Lease and Debtor shall provide to Secured Party, on a quarterly basis, an accounting of all receipts and disbursements in this regard. As set forth above, at the commencement of the Extended Term, the Cash Collateral may, at the option of Secured Party, be combined with such engine reserve payments. The share of the Cash Collateral which has been remitted to Debtor by each Lessee is set forth on Exhibit "A." The total of the Cash Collateral and any engine reserve payments collected by Debtor during the Initial Term but not used by Debtor shall be referred to herein as the "Engine Reserve." The Engine Reserve shall be allocated among the Engines and the Leases subject to the rights of the Lessees under the Leases. Such Engine Reserve shall be held at [ * ] and shall be pledged in support of Debtor's obligations hereunder. At least Thirty (30) days prior to the end of the Initial Term, Debtor and Secured Party shall enter into an Engine Reserve Agreement which shall specify the terms and conditions governing the use of such Engine Reserve.

11. ENGINE APPRAISAL. On of before each anniversary date of the Extended Term, Debtor shall provide to Secured Party, at Debtor's sole expense, an appraisal of the Engines conducted by a qualified appraiser reasonably acceptable to Secured Party. In the event that such appraisal indicates that the total "Half Life Liquidation Value" of the Engines is less than the then outstanding principal balance hereunder, Debtor shall remit to Secured Party an amount necessary to reduce the then outstanding principal balance to such appraisal value.

12. [ * ]

13. PAY PROCEEDS INSTRUCTIONS. Debtor hereby instructs and authorizes Secured Party to disburse the proceeds to be funded hereunder as follows:

$41,500,000.00 to Marine Midland Bank, Buffalo, New York, ABA Number 021-001-088

IN WITNESS WHEREOF, Debtor has executed this Schedule as of the 28th day of January, 1997.

[ * ]                                      WILLIS LEASE FINANCE CORPORATION

                                             By: /s/ Charles F. Willis
                                             -----------------------------
                                             An Authorized Officer Thereof



                                           TERANDON LEASING CORPORATION

                                           By:   /s/ Charles F. Willis
                                              -----------------------------
                                              An Authorized Officer Thereof

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